EXHIBIT 21

LIST OF SIGNIFICANT SUBSIDIARIES

Anadarko E&P Company LP

a Delaware limited partnership,

Anadarko Energy Services Company

a Delaware corporation,

Anadarko Holding Company

A Utah corporation,

Anadarko Offshore Holding Company, LLC.

a Delaware limited liability company,

Anadarko Worldwide Holdings CV

a Netherlands limited liability company,

Kerr-McGee Corporation

a Delaware corporation,

Kerr-McGee Oil & Gas Corporation

a Delaware corporation,

Kerr-McGee Oil & Gas Onshore LP

a Delaware limited partnership,

Kerr-McGee Onshore Holding LLC

a Delaware limited liability company,

Kerr-McGee Worldwide Corporation

a Delaware corporation,

KM BM-C-Seven Ltd.

a Bahama Islands limited liability company,

Western Gas Resources, Inc.

a Delaware corporation,

WHL, Inc.

a Delaware corporation,

Anadarko Algeria Company LLC

a Delaware limited liability company,

Anadarko Global Funding II Ltd.

a Bahama Islands limited liability company,

Anadarko Land Corporation

a Nebraska corporation,

Anadarko Midkiff/ Chaney Dell LLC

a Delaware limited liability company,

Anadarko West Texas LLC

a Delaware limited liability company,

Howell Petroleum Corporation

a Delaware corporation,

Kerr-McGee (Nevada) LLC

a Nevada limited liability company,

Kerr-McGee China Petroleum LTD.

a Bahama Islands limited liability company,

Kerr-McGee Shared Services Company LLC

a Delaware limited liability company,

KM Investment Corporation

a Nevada corporation,

Lance Oil & Gas Company, Inc.

a Delaware corporation,

Mountain Gas Resources LLC

a Delaware limited liability company,

Resources Holdings Inc.

a Delaware corporation,

Upland Industries Corporation

a Nebraska corporation,

WGR Asset Holding Company LLC

a Delaware limited liability company